Exhibit 10.3
Ingram Micro Inc. Supplemental
Investment Savings Plan
Amended and Restated As Of December 31, 2008
December 2008

TABLE OF CONTENTS

PREAMBLE

ARTICLE 1 – GENERAL	1-1
1.1 Plan	1-1
1.2 Effective Dates	1-1
1.3 Amounts Not Subject to Code Section 409A	1-1

ARTICLE 2 – DEFINITIONS	2-1
2.1 Account	2-1
2.2 Administrator	2-1
2.3 Adoption Agreement	2-1
2.4 Beneficiary	2-1
2.5 Board or Board of Directors	2-1
2.6 Bonus	2-1
2.7 Change in Control	2-1
2.8 Code	2-1
2.9 Compensation	2-1
2.10 Director	2-1
2.11 Disabled	2-1
2.12 Eligible Employee	2-2
2.13 Employer	2-2
2.14 ERISA	2-2
2.15 Identification Date	2-2
2.16 Participant	2-2
2.17 Plan	2-2
2.18 Plan Sponsor	2-2
2.19 Plan Year	2-2
2.20 Related Employer	2-2
2.21 Retirement	2-3
2.22 Separation from Service	2-3
2.23 Specified Employee	2-4
2.24 Unforeseeable Emergency	2-4
2.25 Valuation Date	2-5
2.26 Years of Service	2-5

ARTICLE 3 – PARTICIPATION	3-1
3.1 Participation	3-1
3.2 Termination of Participation	3-1

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ARTICLE 4 – PARTICIPANT ELECTIONS	4-1
4.1 Deferral Form	4-1
4.2 Amount of Deferral	4-1
4.3 Timing of Election to Defer	4-1
4.4 Election of Payment Schedule and Form of Payment	4-2

ARTICLE 5 – EMPLOYER CONTRIBUTIONS	5-1
5.1 Matching Contributions	5-1
5.2 Other Contributions	5-1

ARTICLE 6 – ACCOUNTS AND CREDITS	6-1
6.1 Establishment of Account	6-1
6.2 Credits to Account	6-1

ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS	7-1
7.1 Investment Options	7-1
7.2 Adjustment of Accounts	7-1

ARTICLE 8 – RIGHT TO BENEFITS	8-1
8.1 Vesting	8-1
8.2 Death	8-1
8.3 Disability	8-1

ARTICLE 9 – DISTRIBUTION OF BENEFITS	9-1
9.1 Amount of Benefits	9-1
9.2 Method and Timing of Distributions	9-1
9.3 Unforeseeable Emergency	9-1
9.4 Payment Election Overrides	9-2
9.5 Cashouts of Amounts Not Exceeding Stated Limit	9-2
9.6 Required Delay in Payment to Specified Employees	9-2
9.7 Change in Control	9-3
9.8 Permissible Delays in Payment	9-8

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ARTICLE 10 – AMENDMENT AND TERMINATION	11-1
10.1 Amendment by Plan Sponsor	11-1
10.2 Plan Termination Following Change in Control or Corporate Dissolution	11-1
10.3 Other Plan Terminations	11-2

ARTICLE 11 – THE TRUST	11-3
11.1 Establishment of Trust	11-3
11.2 Grantor Trust	11-3
11.3 Investment of Trust Funds	11-3

ARTICLE 12 – PLAN ADMINISTRATION	12-1
12.1 Powers and Responsibilities of the Administrator	12-1
12.2 Claims and Review Procedures	12-2
12.3 Plan Administrative Costs	12-3

ARTICLE 13 – MISCELLANEOUS	13-1
13.1 Unsecured General Creditor of the Employer	13-1
13.2 Employer’s Liability	13-1
13.3 Limitation of Rights	13-1
13.4 Anti-Assignment	13-1
13.5 Facility of Payment	13-1
13.6 Notices	13-2
13.7 Tax Withholding	13-2
13.8 Indemnification	13-2
13.9 Permitted Acceleration of Payment	13-3
13.10 Governing Law	13-3

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PREAMBLE
The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is further intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder and shall be implemented and administered in a manner consistent therewith.

ARTICLE 1 – GENERAL
1.1	Plan. The Plan will be referred to by the name specified in the Adoption Agreement.

1.2	Effective Dates.
(a)	Original Effective Date. The Original Effective Date is the date as of which the Plan was initially adopted.

(b)	Amendment Effective Date. The Amendment Effective Date is the date specified in the Adoption Agreement as of which the Plan is amended and restated. Except to the extent otherwise provided herein or in the Adoption Agreement, the Plan shall apply to amounts deferred and benefit payments made on or after the Amendment Effective Date.

(c)	Special Effective Date. A Special Effective Date may apply to any given provision if so specified in Appendix A of the Adoption Agreement. A Special Effective Date will control over the Original Effective Date or Amendment Effective Date, whichever is applicable, with respect to such provision of the Plan.
1.3	Amounts Not Subject to Code Section 409A

Except as otherwise indicated by the Plan Sponsor in Section 1.01 of the Adoption Agreement, amounts deferred before January 1, 2005 that are earned and vested on December 31, 2004 will be separately accounted for and administered in accordance with the terms of the Plan as in effect immediately prior to this amendment and restatement of the Plan which is effective as of the date set forth in Section 1.01(b) of the Adoption Agreement.

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ARTICLE 2 – DEFINITIONS
Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
2.1	“Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or to the Participant’s Beneficiary pursuant to the Plan.

2.2	“Administrator” means the Benefits Administrative Committee appointed by the Board as designated by the Plan Sponsor in Section 1.05 of the Adoption Agreement.

2.3	“Adoption Agreement” means the agreement adopted by the Plan Sponsor that establishes the Plan.

2.4	“Beneficiary” means the persons, trusts, estates or other entities entitled under Section 8.2 to receive benefits under the Plan upon the death of a Participant.

2.5	“Board” or “Board of Directors” means the Board of Directors (or a Board Committee designated by the Board) of the Plan Sponsor.

2.6	“Bonus” means an amount of incentive Compensation payable by the Employer to a Participant.

2.7	“Change in Control” means the occurrence of an event involving the Plan Sponsor that is described in Section 9.7.

2.8	“Code” means the Internal Revenue Code of 1986, as amended.

2.9	“Compensation” has the meaning specified in Section 3.01 of the Adoption Agreement.

2.10	“Director” means a member of the Board.

2.11	“Disabled” means a determination by the Administrator that the Participant is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a

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continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer employing the Participant. A Participant will be considered Disabled if he is determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.

All determinations of whether a Participant is Disabled will be made in accordance with Code Section 409A(a)(2)(C) and the final regulations thereunder.

2.12	“Eligible Employee” means an employee of the Employer who satisfies the requirements in Section 2.01 of the Adoption Agreement.

2.13	“Employer” means the Plan Sponsor and any other entity which is authorized by the Plan Sponsor to participate in and, in fact, does adopt the Plan.

2.14	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.15	“Identification Date” means the date as of which Specified Employees are determined which is specified in Section 1.06 of the Adoption Agreement.

2.16	“Participant” means an Eligible Employee who commences participation in the Plan in accordance with Article 3.

2.17	“Plan” means the unfunded plan of deferred compensation set forth herein, including the Adoption Agreement and any trust agreement, as adopted by the Plan Sponsor and as amended from time to time.

2.18	“Plan Sponsor” means the entity identified in Section 1.03 of the Adoption Agreement.

2.19	“Plan Year” means the period identified in Section 1.02 of the Adoption Agreement.

2.20	“Related Employer” means the Employer and (a) any corporation that is a member of a controlled group of corporations as defined in Code Section 414(b) that includes the Employer and (b) any trade or business that is under common control as defined in Code Section 414(c) that includes the Employer, as determined in accordance with Reg. Sec. 1.409A-1(g).

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2.21	“Retirement” has the meaning specified in 6.01(f) of the Adoption Agreement.

2.22	“Separation from Service” means the date that the Participant dies, retires or otherwise has a termination of employment with respect to all entities comprising the Related Employer. A Separation from Service does not occur if the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed 6 months or such longer period during which the Participant’s right to re-employment is provided by statute or contract. A leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Related Employer. If the period of leave exceeds 6 months and the Participant’s right to re-employment is not provided either by statute or contract, a Separation from Service will be deemed to have occurred on the first day following the 6-month period. If the period of leave is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 6 months, where the impairment causes the Participant to be unable to perform the duties of his position of employment or any substantially similar position of employment, a 29-month period of absence shall be substituted for the 6-month period.

Whether a termination of employment has occurred is based on whether the facts and circumstances indicate that the Related Employer and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Related Employer if the employee has been providing services to the Related Employer for less than 36 months).

An independent contractor is considered to have experienced a Separation from Service with the Related Employer upon the expiration of the contract (or, in the case of more than one contract all contracts) under which services are performed for the Related Employer if the expiration constitutes a good-faith and complete termination of the contractual relationship.

If a Participant provides services as both an employee and an independent contractor of the Related Employer, the Participant must separate from service both as an employee and as an independent contractor to be treated as having incurred a Separation from Service. If a Participant ceases providing services as an independent contractor and

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begins providing services as an employee, or ceases providing services as an employee and begins providing services as an independent contractor, the Participant will not be considered to have experienced a Separation from Service until the Participant has ceased providing services in both capacities.

If a Participant provides services both as an employee and as a member of the board of directors of a corporate Related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as a director are not taken into account in determining whether the Participant has incurred a Separation from Service as an employee for purposes of a nonqualified deferred compensation plan in which the Participant participates as an employee that is not aggregated under Code Section 409A with any plan in which the Participant participates as a director.

If a Participant provides services both as an employee and as a member of board of directors of a corporate related Employer (or an analogous position with respect to a noncorporate Related Employer), the services provided as an employee are not taken into account in determining whether the Participant has experienced a Separation from Service as a director for purposes of a nonqualified deferred compensation plan in which the Participant participates as a director that is not aggregated under Code Section 409A with any plan in which the Participant participates as an employee.

For purposes of this Section 2.22, the term Related Employer shall have the meaning set forth in Section 2.20, except that (i) “at least 50%” shall be substituted for “at least 80%” where the latter appears in Code Sections 1563(a)(1), (2), and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), and (ii) “at least 50%” shall be substituted for “at least 80%” where the latter appears in Reg. Sec. 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code Section 414(c).

All determinations of whether a Separation from Service has occurred will be made in accordance with Code Section 409A(a)(2)(A)(i) and the final regulations thereunder.

2.23	“Specified Employee” means an employee who satisfies the conditions set forth in Section 9.6.

2.24	“Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2) and

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(d)(1)(B); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

All determinations of whether an Unforeseeable Emergency has occurred will be made in accordance with Code Section 409A(a)(2)(B)(ii) and the final regulations thereunder.

2.25	“Valuation Date” means each business day of the Plan Year.

2.26	“Years of Service” means each one year period for which the Participant receives service credit in accordance with the provisions of Section 7.01(d) of the Adoption Agreement.

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ARTICLE 3 – PARTICIPATION
3.1	Participation. The Participants in the Plan shall be those employees of the Employer who satisfy the requirements of Section 2.01 of the Adoption Agreement.

3.2	Termination of Participation. The Administrator may terminate a Participant’s participation in the Plan in a manner consistent with Code Section 409A.

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ARTICLE 4 – PARTICIPANT ELECTIONS
4.1	Deferral Form. If permitted by the Plan Sponsor in accordance with Section 4.01 of the Adoption Agreement, each Eligible Employee may elect to defer his Compensation within the meaning of Section 3.01 of the Adoption Agreement by executing in writing or electronically, a deferral form in accordance with rules and procedures established by the Administrator, the provisions of this Article 4, and Code Section 409A(a)(4)(B) and the final regulations thereunder.

A new deferral form must be timely executed for each Plan Year during which the Eligible Employee desires to defer Compensation. An Eligible Employee who does not timely execute a deferral form shall be deemed to have elected zero deferrals of Compensation for such Plan Year.

A deferral form may be changed or revoked during the period specified by the Administrator. Except as provided in Section 9.3 or in Section 4.01(c) of the Adoption Agreement, a deferral form becomes irrevocable at the close of the specified period.

4.2	Amount of Deferral. An Eligible Employee may elect to defer Compensation in any amount permitted by Section 4.01(a) of the Adoption Agreement.

4.3	Timing of Election to Defer. Each Eligible Employee who desires to defer Compensation otherwise payable during a Plan Year must execute a deferral form within the period preceding the Plan Year specified by the Administrator. Each Eligible Employee who desires to defer Compensation that is a Bonus must execute a deferral form within the period preceding the Plan Year during which the Bonus is earned that is specified by the Administrator, except that if the Bonus qualifies as performance based compensation as described in Code Section 409A(a)(4)(B)(iii), the deferral form may be executed within the period specified by the Administrator, which period, in no event, shall end after the date which is 6 months prior to the end of the performance period during which the Bonus is earned. In addition, if the Compensation qualifies as ‘fiscal year compensation’ within the meaning of Reg. Sec. 1.409A -2(a)(6), the deferral form may be made not later than the end of the Employer’s taxable year immediately preceding the first taxable year of the Employer in which any services are performed for which such Compensation is payable.

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Except as otherwise provided below, an employee who is classified or designated as an Eligible Employee during a Plan Year may elect to defer Compensation otherwise payable during the remainder of such Plan Year in accordance with the rules of this Section 4.3 by executing a deferral form within the 30-day period beginning on the date the employee is classified or designated as an Eligible Employee. If Compensation is based on a specified performance period that begins before the Eligible Employee executes his deferral form, the election will be deemed to apply to the portion of such Compensation equal to the total amount of Compensation for the performance period multiplied by the ratio of the number of days remaining in the performance period after the election over the total number of days in the performance period. The rules of this paragraph shall not apply unless the Eligible Employee can be treated as initially eligible in accordance with Reg. Sec. 1.409A-2(a)(7).

4.4	Election of Payment Schedule and Form of Payment.

All elections of a payment schedule and a form of payment will be made in accordance with rules and procedures established by the Administrator and the provisions of this Section 4.4, as determined in accordance with Reg. Sec. 1.409A-2(a).

(a) If the Plan Sponsor has elected to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement the following rules apply. At the time an Eligible Employee completes a deferral form, the Eligible Employee must irrevocably elect (i) a distribution event (which includes a specified time) and form of payment for the Compensation subject to the deferral form and for any Employer contributions that may be credited to the Participant’s Account during the Plan Year from among the options the Plan Sponsor has made available for this purpose and which are specified in 6.01(b) of the Adoption Agreement, and (ii) the time of commencement of distributions from the options the Plan Sponsor has made available for this purpose which are specified in 6.01(a) of the Adoption Agreement . If an Eligible Employee fails to elect a distribution event, he shall be deemed to have elected Separation from Service as the distribution event. If an Eligible Employee fails to elect a form of payment, he shall be deemed to have elected a lump sum as the form of payment. If an Eligible Employee fails to elect a time of commencement, he shall be deemed to have elected the last business day of the month in which occurs the 60th day following Separation from Service. Subject to Article 9, distributions shall be made to an Employee upon the earliest to occur of the events specified in 6.01(a) of the Adoption Agreement.

(b) If the Plan Sponsor has elected not to permit annual distribution elections in accordance with Section 6.01(h) of the Adoption Agreement

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the following rules apply. At the time an Eligible Employee first completes a deferral form, the Eligible Employee must irrevocably elect a distribution event (which includes a specified time) and a form of payment for amounts credited to his Account from among the options the Plan Sponsor has made available for this purpose and which are specified in Section 6.01(b) of the Adoption Agreement. If an Eligible Employee fails to elect a distribution event, he shall be deemed to have elected Separation from Service in the distribution event. If he fails to elect a form of payment, he shall be deemed to have elected a lump sum as the form of payment.

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ARTICLE 5 – EMPLOYER CONTRIBUTIONS
5.1	Matching Contributions. If elected by the Plan Sponsor in Section 5.01(a) of the Adoption Agreement, the Employer will credit the Participant’s Account with a matching contribution determined in accordance with the formula specified in Section 5.01(a) of the Adoption Agreement. The matching contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(a)(iii) of the Adoption Agreement.

5.2	Other Contributions. If elected by the Plan Sponsor in Section 5.01(b) of the Adoption Agreement, the Employer will credit the Participant’s Account with a contribution determined in accordance with the formula or method specified in Section 5.01(b) of the Adoption Agreement. The contribution will be treated as allocated to the Participant’s Account at the time specified in Section 5.01(b)(iii) of the Adoption Agreement.

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ARTICLE 6 – ACCOUNTS AND CREDITS
6.1	Establishment of Account. For accounting and computational purposes only, the Administrator will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 6.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto, attributable to the hypothetical investments made with the amounts in the Account as provided in Article 7. The Administrator will establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.
6.2	Credits to Account. A Participant’s Account will be credited for each Plan Year with the amount of his elective deferrals under Section 4.1 and the amount of Employer contributions treated as allocated on his behalf under Article 5 at the time the Administrator determines in its absolute discretion.
6.3	Sub-Accounts. The Administrator will establish and maintain such other accounts or sub-accounts as the Administrator deems necessary or desirable in order to effectuate the purposes of Sections 6.1 and 6.2 and Articles 7 and 9.

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ARTICLE 7 – INVESTMENT OF CONTRIBUTIONS
7.1	Investment Options. The amount credited to each Account shall be treated as invested in the investment options designated for this purpose by the Administrator.
7.2	Adjustment of Accounts. The amount credited to each Account shall be adjusted for hypothetical investment earnings, expenses, gains or losses in an amount equal to the earnings, expenses, gains or losses attributable to the investment options selected by the party designated in Section 9.01 of the Adoption Agreement from among the investment options provided in Section 7.1. If permitted by Section 9.01 of the Adoption Agreement, a Participant (or the Participant’s Beneficiary after the death of the Participant) may, in accordance with rules and procedures established by the Administrator, select the investments from among the options provided in Section 7.1 to be used for the purpose of calculating future hypothetical investment adjustments to the Account or to future credits to the Account under Section 6.2 effective as the Valuation Date coincident with or next following notice to the Administrator. Each Account shall be adjusted as of each Valuation Date to reflect: (a) the hypothetical earnings, expenses, gains and losses described above; (b) amounts credited pursuant to Section 6.2; and (c) distributions or withdrawals. In addition, each Account may be adjusted for its allocable share of the hypothetical costs and expenses associated with the maintenance of the hypothetical investments provided in Section 7.1.

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ARTICLE 8 – RIGHT TO BENEFITS
8.1	Vesting. Except as otherwise provided in Article 13.1, 13.2 and 13.3, a Participant, at all times, has the 100% nonforfeitable interest in the amounts credited to his Account attributable to his elective deferrals made in accordance with Section 4.1.

A Participant’s right to the amounts credited to his Account attributable to Employer contributions made in accordance with Article 5 shall be determined in accordance with the relevant schedule and provisions in Section 7.01 of the Adoption Agreement.

8.2	Death. The Plan Sponsor may elect to accelerate vesting upon the death of the Participant in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement. If the Plan Sponsor does not elect to permit distributions upon death in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the vested amount credited to the Participant’s Account will be paid in accordance with the provisions of Article 9.

A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Administrator.

A copy of the death notice or other sufficient documentation must be filed with and approved by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s vested Account, such amount will be paid to his estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in accordance with the provisions of Article 9.

8.3	Disability. If the Plan Sponsor has elected to accelerate vesting upon the occurrence of a Disability in accordance with Section 7.01(c) of the Adoption Agreement and/or to permit distributions upon Disability in accordance with Section 6.01(b) or Section 6.01(d) of the Adoption Agreement, the determination of whether a Participant has incurred a Disability shall be made by the Administrator in its sole discretion.

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ARTICLE 9 – DISTRIBUTION OF BENEFITS
9.1	Amount of Benefits. The vested amount credited to a Participant’s Account as determined under Articles 6, 7 and 8 shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.

9.2	Method and Timing of Distributions. Except as otherwise provided in this Article 9 and Article 10, distributions under the Plan shall be made in accordance with the elections made or deemed made by the Participant under Article 4. Subject to the provisions of Section 9.6 requiring a 6 month delay for certain distributions to Specified Employees, distributions following a payment event shall commence at the time specified in Section 6.01(a) of the Adoption Agreement. If permitted by Section 6.01(g) of the Adoption Agreement, a Participant may irrevocably elect, at least 12 months before a scheduled distribution event, to delay the payment date for a minimum period of 60 months from the originally scheduled date of payment, provided that, such irrevocable election will be effective no earlier than 12 months after it is made, in accordance with Code Section 409A(a)(4)(C) and the final regulations thereunder. The distribution election change must be made in accordance with procedures and rules established by the Administrator. The Participant may, at the same time the date of payment is deferred, change the form of payment but such change in the form of payment may not effect an acceleration of payment in violation of Code Section 409A(a)(3) or the provisions of Reg. Sec. 1.409A-2(b). For purposes of this Section 9.2, a series of installment payments is always treated as a single payment and not as a series of separate payments.

9.3	Unforeseeable Emergency. A Participant may request a distribution due to an Unforeseeable Emergency if the Plan Sponsor has elected to permit Unforeseeable Emergency withdrawals under Section 8.01(a) of the Adoption Agreement. The request must be in writing and must be submitted to the Administrator along with evidence that the circumstances constitute an Unforeseeable Emergency. The Administrator has the discretion to require whatever evidence it deems necessary to determine whether a distribution is warranted. Whether a Participant has incurred an Unforeseeable Emergency will be determined by the Administrator on the basis of the relevant facts and circumstances in its sole discretion, but, in no event, will a distribution on account of an Unforeseeable Emergency be made to the extent the Unforeseeable Emergency is or may be relieved: (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets to the extent such liquidation would not itself cause severe financial hardship, or (c) by

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cessation of deferrals under the Plan. A distribution due to an Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the emergency need and may include any amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution. The distribution will be made in the form of a single lump sum cash payment. The distribution may be made from any nonqualified plan in which the Participant participates that provides for payment upon an Unforeseeable Emergency, provided that the nonqualified plan under which payment is to be made was designated at the time of payment. If permitted by Section 8.01(b) of the Adoption Agreement, a Participant’s deferral elections for the remainder of the Plan Year will not be cancelled upon a withdrawal due to Unforeseeable Emergency. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with Section 9.6 at the time he experiences an Unforeseeable Emergency, the amount being delayed shall not be subject to the provisions of this Section 9.3 until the expiration of the 6-month period of delay required by Section 9.6.

9.4	Payment Election Overrides. If the Plan Sponsor has elected one or more payment election overrides in accordance with Section 6.01(d) of the Adoption Agreement, the following provisions apply. Upon the occurrence of the first event selected by the Plan Sponsor, the remaining vested amount credited to the Participant’s Account shall be paid in the form designated to the Participant or his Beneficiary regardless of whether the Participant had made different elections of time and /or form of payment or whether the Participant was receiving installment payments at the time of the event.

9.5	Cashouts Of Amounts Not Exceeding Stated Limit. If the vested amount credited to the Participant’s Account does not exceed the limit established for this purpose by the Plan Sponsor in Section 6.01(e) of the Adoption Agreement at the time he incurs a Separation from Service for any reason, the Employer shall distribute such amount to the Participant at the time specified in Section 6.01(a)(i)(B) of the Adoption Agreement in a single lump sum cash payment following such Separation from Service regardless of whether the Participant had made different elections of time or form of payment as to the vested amount credited to his Account or whether the Participant was receiving installments at the time of such termination. The cashout of any amounts described in Section 1.3 shall be determined in accordance with Appendix B of the Adoption Agreement.

9.6	Required Delay in Payment to Specified Employees. Except as otherwise provided in this Section 9.6, a distribution made on account of Separation from Service (or Retirement, if applicable) to a Participant who is a Specified Employee as of the date of his Separation from Service (or Retirement, if applicable) shall not be made before the date which is 6

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months after the date of Separation from Service (or Retirement, if applicable) (the “6 month delay”). If the distribution of any amount is delayed as a result of the previous sentence, then each payment to which the Participant is otherwise entitled upon a Separation from Service shall be delayed by 6 months. Any remaining payments due under the Plan shall be paid as otherwise provided in the Plan.

(a) A Participant is treated as a Specified Employee if (i) he is employed by a Related Employer any of whose stock is publicly traded on an established securities market or otherwise, and (ii) he satisfies the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii), determined without regard to Code Section 416(i)(5), at any time during the 12-month period ending on the Identification Date, as determined in accordance with Code Section 409A(a)(2)(B)(i) and the final regulations thereunder.

(b) A Participant who meets the requirements of paragraph (a) on an Identification Date shall be treated as a Specified Employee for the 12-month period beginning on the first day of the 4th month following the Identification Date. The Identification Date and the effective date of the delay in distributions shall be determined in accordance with Section 1.06 of the Adoption Agreement.

(c) The 6 month delay does not apply to payments under the circumstances described in Reg. Sec. 1.409A-3(j)(4)(ii), (j)(4)(iii), or (j)(4)(vi), or to payments that occur after the death of the Participant. If the payment of all or any portion of the Participant’s vested Account is being delayed in accordance with this Section 9.6 at the time he incurs a Disability which would otherwise require a distribution under the terms of the Plan, no amount shall be paid until the expiration of the 6-month period of delay required by this Section 9.6.

9.7	Change in Control. If the Plan Sponsor has elected to permit distributions upon a Change in Control, the following provisions shall apply. A distribution made upon a Change in Control will be made at the time specified in Section 6.01(a) of the Adoption Agreement in the form elected by the Participant in accordance with the procedures described in Article 4. Alternatively, if the Plan Sponsor has elected in accordance with Section 11.02 of the Adoption Agreement to require distributions upon a Change in Control, the Participant’s remaining vested Account shall be paid to the Participant or the Participant’s Beneficiary at the time specified in Section 6.01(a) of the Adoption Agreement as a single lump sum payment. A Change in Control, for purposes of the Plan, will occur upon a change in the ownership of the Plan Sponsor, a change in the effective control of the Plan Sponsor or a change in the ownership of a substantial portion of the assets of the Plan Sponsor, as determined in accordance

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with Code Section 409A(a)(2)(A)(v) and the final regulations thereunder, but only if elected by the Plan Sponsor in Section 11.03 of the Adoption Agreement. The Plan Sponsor, for this purpose, includes any corporation identified in this Section 9.7. All distributions made in accordance with this Section 9.7 are subject to the provisions of Section 9.6.

If a Participant continues to make deferrals in accordance with Article 4 after he has received a distribution due to a Change in Control, the residual amount payable to the Participant shall be paid at the time and in the form specified in the elections he makes in accordance with Article 4 or upon his death or Disability as provided in Article 8.

Whether a Change in Control has occurred will be determined by the Administrator in accordance with the rules and definitions set forth in this Section 9.7.
(a)	Relevant Corporations. To constitute a Change in Control for purposes of the Plan, the event must relate to (i) the corporation for whom the Participant is performing services at the time of the Change in Control, (ii) the corporation that is liable for the payment of the Participant’s benefits under the Plan (or all corporations liable if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of services by the Participant for such corporation (or corporations) or there is a bona fide business purpose for such corporation (or corporations) to be liable for such payment and, in either case, no significant purpose of making such corporation (or corporations) liable for such payment is the avoidance of federal income tax, or (iii) a corporation that is a majority shareholder of a corporation identified in (i) or (ii), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (i) or (ii). A majority shareholder is defined as a shareholder owning more than 50% of the total fair market value and voting power of such corporation.

(b)	Stock Ownership. Code Section 318(a) applies for purposes of determining stock ownership. Stock underlying a vested option is considered owned by the individual who owns the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). If, however, a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation Section 1.83-3(b) and (j)) the stock underlying the option is not treated as owned by the individual who holds the option.

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(c)	Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation. If any one person or more than one person acting as a group is considered to own more than 50% of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation as discussed below in Section 9.7(d)). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock. Section 9.7(c) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction. For purposes of this Section 9.7(c), persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of the same public offering. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(d)	Change in the effective control of a corporation. A change in the effective control of a corporation occurs on the date that either (i) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 30% or more of the total voting power of the stock of such corporation, or (ii) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii), the term corporation refers solely to the relevant corporation identified in Section 9.7(a) for which no other corporation is a majority shareholder for purposes of Section 9.7(a).

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In the absence of an event described in Section 9.7(d)(i) or (ii), a change in the effective control of a corporation will not have occurred. A change in effective control may also occur in any transaction in which either of the two corporations involved in the transaction has a change in the ownership of such corporation as described in Section 9.7(c) or a change in the ownership of a substantial portion of the assets of such corporation as described in Section 9.7(e). If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of this Section 9.7(d), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation or to cause a change in the ownership of the corporation within the meaning of Section 9.7(c). For purposes of this Section 9.7(d), persons will or will not be considered to be acting as a group in accordance with rules similar to those set forth in Section 9.7(c).

(e)	Change in the ownership of a substantial portion of a corporation’s assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in accordance with rules similar to those set forth in Section 9.7(d)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation of the value of the assets being disposed of determined without regard to any liabilities associated with such assets. There is no Change in Control event under this Section 9.7(e) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a corporation is not treated as a change in ownership of such assets if the assets are transferred to (i) a shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the corporation, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the corporation, or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in Section 9.7(e)(iii). For purposes of the foregoing, and except as otherwise provided, a person’s status is determined immediately after the transfer of assets. For purposes of this Section 9.7(e), persons will not be considered to be acting as a

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group solely because they purchase assets of the same corporation at the same time. Persons will, however, be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the corporation. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.
9.8	Permissible Delays in Payment. Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Articles 8 and 9 in any of the following circumstances as long as the Employer treats all payments to similarly situated Participants on a reasonably consistent basis, as determined in accordance with Reg. Sec. 1.409A-2(b)(7).
(a)	The Employer may delay payment if it reasonably anticipates that its deduction with respect to such payment would be limited or eliminated by the application of Code Section 162(m). Payment must be made during the Participant’s first taxable year in which the Employer reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year the deduction of such payment will not be barred by the application of Code Section 162(m) or during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Employer’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service. If a scheduled payment to a Participant is delayed in accordance with this Section 9.8(a), all scheduled payments to the Participant that could be delayed in accordance with this Section 9.8(a) will also be delayed. Where the payment is delayed to a date on or after the Participant’s Separation from Service, the payment will be considered a payment upon a Separation from Service, subject to the provisions of Section 9.6.

(b)	The Employer may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Employer reasonably anticipates that the making of the payment will not cause such violation.

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(c)	The Employer reserves the right to amend the Plan to provide for a delay in payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

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ARTICLE 10 – AMENDMENT AND TERMINATION
10.1	Amendment by Plan Sponsor. The Plan Sponsor reserves the right to amend the Plan (for itself and each Employer) through action of its Board of Directors. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account which had accrued prior to the amendment.

10.2	Plan Termination Following Change in Control or Corporate Dissolution.

If so elected by the Plan Sponsor in 11.01 of the Adoption Agreement:
(a)	The Related Employer reserves the right to terminate the Plan in accordance with Reg. Sec. 1.409A-3(j)(4)(ix)(B), pursuant to the Related Employer’s termination and liquidation of the Plan pursuant to irrevocable action taken by the Related Employer within the 30 days preceding or the 12 months following a Change in Control. This Section 10.2(a) will only apply to a payment under a plan if all agreements, methods, programs and other arrangements sponsored by the Related Employer immediately after the Change in Control with respect to which deferrals of compensation are treated as having been deferred under a single plan under Reg. Sec. 1.409A-1(c)(2) are terminated and liquidated with respect to each participant that experienced the Change in Control, so that under the terms of the termination and liquidation all such participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs, and other arrangements within 12 months of the date the Related Employer irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs, and other arrangements. Solely for purposes of this Section 10.2(a), where the Change in Control results from an asset purchase transaction, the applicable Related Employer with the discretion to liquidate and terminate the agreements, methods, programs, and other arrangements is the Related Employer that is primarily liable immediately after the transaction for the payment of the deferred compensation.

(b)	In addition, the Related Employer reserves the right to terminate the Plan, in accordance with Reg. Sec. 1.409A-3(j)(4)(ix)(A), pursuant to the Related Employer’s termination and liquidation of the Plan within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U. S. C. Section 503(b)(1)(A), provided that amounts

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deferred under the Plan are included in the gross incomes of Participants in the latest of (a) the calendar year in which the Plan termination and liquidation occurs, (b) the first calendar year in which the amount is no longer subject to a substantial risk of forfeiture, or (c) the first calendar year in which payment is administratively practicable (or, if earlier, the taxable year in which the amount is actually or constructively received).
10.3	Other Plan Terminations. The Related Employer retains the discretion to terminate the Plan, in accordance with Reg. Sec. 1.409A-3(j)(4)(ix)(C), pursuant to the Related Employer’s termination and liquidation of the Plan if (a) the Related Employer terminates and liquidates all agreements, methods, programs, and other arrangements sponsored by the Related Employer that would be aggregated with any terminated and liquidated agreements, methods, programs, and other arrangements under Reg. Sec. 1.409A-1(c) if the same Related Employer had deferrals of compensation under all of the agreements, methods, programs, and other arrangements that are terminated and liquidated, (b) no payments in liquidation of the Plan are made within 12 months of the date the Related Employer takes all necessary action to irrevocably terminate and liquidate the Plan other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred, (c) all payments are made within 24 months of the date the Related Employer takes all necessary action to irrevocably terminate and liquidate the Plan, (d) the Related Employer does not adopt a new plan that would be aggregated with any terminated and liquidated plan under Reg. Sec. 1.409A-1(c) if the same participant participated in both plans, at any time within the 3-year period following the date the Related Employer takes all necessary action to irrevocably terminate and liquidated the Plan, and (e) the termination and liquidation does not occur proximate to a downturn in the financial health of the Related Employer. The Plan Sponsor also reserves the right to amend the Plan to provide that termination of the Plan will occur under such conditions and events as may be prescribed by the Secretary of the Treasury in generally applicable guidance published in the Internal Revenue Bulletin.

10.4	Code Section 409A Limitation. Notwithstanding any provision of the Plan to the contrary, in no event shall any amendment or termination of the Plan be effective unless one of the following is true: (i) the amendment or termination does not cause an acceleration or impermissible delay in payment of benefits under Code Section 409A, (ii) any acceleration or delay in payment is covered by an exception to the prohibition on accelerations or delays under Code Section 409A, or (iii) the Plan Sponsor and the Participant acknowledge in writing that the amendment or termination accelerates or delays the payment of benefits and is likely to result in Code Section 409A penalties.

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ARTICLE 11 – THE TRUST
11.1	Establishment of Trust. The Plan Sponsor may but is not required to establish a trust to hold amounts which the Plan Sponsor may contribute from time to time to correspond to some or all amounts credited to Participants under Section 6.2. If the Plan Sponsor elects to establish a trust in accordance with Section 10.01 of the Adoption Agreement, the provisions of Sections 11.2 and 11.3 shall become operative.
11.2	Grantor Trust. Any trust established by the Plan Sponsor shall be between the Plan Sponsor and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Plan Sponsor’s creditors in the event of the Plan Sponsor’s insolvency. The trust is intended to be treated as a grantor trust under the Code, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto. The Plan Sponsor must notify the trustee in the event of a bankruptcy or insolvency.
11.3	Investment of Trust Funds. Any amounts contributed to the trust by the Plan Sponsor shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Administrator. Trust investments need not reflect the hypothetical investments selected by Participants under Section 7.1 for the purpose of adjusting Accounts and the earnings or investment results of the trust need not affect the hypothetical investment adjustments to Participant Accounts under the Plan.

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ARTICLE 12 – PLAN ADMINISTRATION
12.1	Discretionary Powers and Responsibilities of the Administrator. The Administrator has the full discretionary power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Administrator’s discretionary powers and responsibilities include, but are not limited to, the following:
(a)	To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;

(b)	To interpret the Plan, its interpretation thereof to be final, except as provided in Section 12.2, on all persons claiming benefits under the Plan;

(c)	To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

(d)	To administer the claims and review procedures specified in Section 12.2;

(e)	To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;

(f)	To determine the person or persons to whom such benefits will be paid;

(g)	To authorize the payment of benefits;

(h)	To comply with the reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA;

(i)	To appoint such agents (which may include officers and/or employees of the Plan Sponsor), counsel, accountants, and consultants as may be required to assist in administering the Plan;

(j)	By written instrument, to allocate and delegate its responsibilities, including the formation of an Administrative Committee to administer the Plan.
Any decision or action of the Administrator in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final,

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conclusive and binding upon all persons having any interest in the Plan, unless found by a court of competent jurisdiction to be an abuse of discretion.
12.2	Claims and Review Procedures.
(a)	Claims Procedure.

If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action following an adverse decision on review. Such notification will be given within 90 days (45 days in the case of a claim regarding Disability) after the claim is received by the Administrator. The Administrator may extend the period for providing the notification by 90 days (30 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstance is given to such person within the initial 90 day period (45 day period in the case of a claim regarding Disability). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)	Review Procedure.

Within 60 days (180 days in the case of a claim regarding Disability) after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days (180 days in the case of a claim regarding Disability) of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The notification will explain that the person is entitled to receive, upon request and free of charge,

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reasonable access to and copies of all pertinent documents and has the right to bring a civil action following an adverse decision on review. The decision on review will be made within 60 days (45 days in the case of a claim regarding Disability). The Administrator may extend the period for making the decision on review by 60 days (45 days in the case of a claim regarding Disability) if special circumstances require an extension of time for processing the request such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60-day period (45 days in the case of a claim regarding Disability). If the decision on review is not made within such period, the claim will be considered denied.
12.3	Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Employer for the administration, management or operation of the Plan may be deducted from the Accounts of the Participants as determined by the Administrator.

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ARTICLE 13 – MISCELLANEOUS
13.1	Unsecured General Creditor of the Employer. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under the Plan, any and all of the Employer’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Employer. Each Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.2	Employer’s Liability. Each Employer’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral forms entered into between a Participant and the Employer. An Employer shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral form or forms. An Employer shall have no liability to Participants employed by other Employers.

13.3	Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Employer, the Plan or the Administrator, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.

13.4	Anti-Assignment. Except as may be necessary to fulfill a qualified domestic relations order within the meaning of ERISA Section 206(d)(3)(B)(i), none of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his Beneficiary. Neither the Participant nor his Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary to receive death benefits provided hereunder. Notwithstanding the preceding, the benefit payable from a Participant’s Account may be reduced, at the discretion of the administrator, to satisfy any debt or liability to the Employer; provided that such reduction does not result in a prohibited acceleration of payments under Reg. Sec. 1.409A-3(j).

13.5	Facility of Payment. If the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may

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direct the Employer to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Employer, the Plan and the Administrator for the payment of benefits hereunder to such recipient.

13.6	Notices. Any notice or other communication to the Employer or Administrator in connection with the Plan shall be deemed delivered in writing if addressed to the Plan Sponsor at the address specified in Section 1.03 of the Adoption Agreement and if either actually delivered at said address or, in the case of a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified.

13.7	Tax Withholding. If the Employer concludes that tax is owing with respect to any deferral or payment hereunder, the Employer shall withhold such amounts from any payments due the Participant, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 13.7 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan.

13.8	Indemnification. Each Employer shall indemnify and hold harmless each employee, officer, or director of an Employer to whom is delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise. Indemnification under this Section 13.8 shall not be applicable to any person if the cost, loss, liability, or expense is due to the person’s gross negligence, fraud or willful misconduct or if the person refuses to assist in the defense of the claim against him.

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13.9	Permitted Acceleration of Payment. The Plan may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Reg. Sec. 1.409A-3(j)(4).

13.10	Governing Law. The Plan will be construed, administered and enforced according to the laws of the State specified by the Plan Sponsor in Section 12.01 of the Adoption Agreement except to the extent governed by the laws of the United States.

13.11	Code Section 409A. The benefits payable to Participants under the Plan are intended to comply with the requirements of Code Section 409A. To the extent applicable, the Plan shall be interpreted, construed and administered in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, the Plan Sponsor may in its sole discretion adopt such amendments to the Plan or take any other actions that the Plan Sponsor determines are necessary or appropriate to (i) exempt the payments and benefits payable under the Plan from Code Section 409A and/or preserve the intended tax treatment of such payments or benefits, or (ii) comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of income taxes under Code Section 409A; provided, however, that this Section 13.11 shall not create any obligation on the part of the Plan Sponsor to adopt any such amendment, policy or procedure or take any such other action.

As provided in Internal Revenue Notice 2007-86 (as extended by Internal Revenue Notice 2007-78), notwithstanding any other provision of this Plan, with respect to an election or amendment to change a time or form of payment under this Plan made on or after January 1, 2008 and on or before December 31, 2008, the election or amendment shall apply only with respect to payments that would not otherwise be payable in 2008, and shall not cause payments to be made in 2008 that would not otherwise be payable in 2008.

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ADOPTION AGREEMENT
1.01	PREAMBLE

By the execution of this Adoption Agreement the Plan Sponsor hereby [complete (a) or (b)]
(a)	☐	adopts a new plan as of [month, day, year]

(b)	☑	amends and restates its existing plan as of December 31, 2008 which is the Amendment Restatement Date.

Original Effective Date: The Plan was originally effective November 6, 1996 (and formerly known as the Ingram Micro Inc. Supplemental Executive Deferred Compensation Plan) and was subsequently amended and restated effective January 1, 1999 (and re-named the Ingram Micro Inc. Supplemental Investment Savings Plan).

Pre-409A Grandfathering: ☑ Yes (See Appendix B) ☐ No
1.02	PLAN

Plan Name: Ingram Micro Inc. Supplemental Investment Savings Plan

Plan Year: January 1 — December 31

1.03	PLAN SPONSOR

Name:	Ingram Micro Inc.
Address:	1600 E. St. Andrew Place, Santa Ana, CA 92705-4926
Phone # :	714-382-2526
EIN:	62-1644402
Fiscal Yr:	52 or 53 week period ending the Saturday nearest December 31
Is stock of the Plan Sponsor, any Employer or any Related Employer publicly traded on an established securities market?

☑ Yes ☐ No

1.04	EMPLOYER

The following entities have been authorized by the Plan Sponsor to participate in and have adopted the Plan (insert “Not Applicable” if none have been authorized):

Entity	Publicly Traded on Established Securities Market

	Yes	No
Plan Sponsor and any subsidiary that is a Related Employer (as defined in Section 2.20 of the Plan) that, with the approval of the Administrator, adopts this Plan.	☑	☐
December 2008

1.05	ADMINISTRATOR

The Plan Sponsor has designated the following party or parties to be responsible for the administration of the Plan:

Name: The Benefits Administrative Committee

Address: Same as Plan Sponsor
Note:	The Administrator is the person or persons designated by the Plan Sponsor to be responsible for the administration of the Plan. Neither Fidelity Employer Services Company nor any other Fidelity affiliate can be the Administrator.
1.06	SPECIFIED EMPLOYEE DETERMINATION DATES

The Employer has designated December 31 as the Identification Date for purposes of determining Specified Employees.

In the absence of a designation, the Identification Date is December 31.

The Employer has designated April 1 as the effective date for purposes of applying the six month delay in distributions to Specified Employees.

In the absence of a designation, the effective date is the first day of the fourth month following the Identification Date.

2.01	PARTICIPATION
(a)	☑	Employees [complete (i), (ii) or (iii)]
(i)	☐	Eligible Employees are selected by the Employer.

(ii)	☑	Eligible Employees are those employees of the Employer who satisfy the following criteria:

Eligible Employees are selected by the Employer.

Each Eligible Employee who elects to defer Compensation (as defined in Section 3.01(b) of the Adoption Agreement) to this Plan must irrevocably elect to defer the maximum percentage of “Compensation” (as defined in the Ingram Micro 401(k) Investment Savings Plan) to the Ingram Micro 401(k) Investment Savings Plan for such Plan Year (such percentage is equal to 7% as of December 31, 2008, and may be adjusted as of the first day of the Plan Year for purposes of this Plan pursuant to the terms of the Ingram Micro 401(k) Investment Savings Plan).

(iii)	☐	Employees are not eligible to participate.
December 2008

3.01	COMPENSATION

For purposes of determining Participant contributions under Article 4 and Employer contributions under Article 5, Compensation shall be defined in the following manner [complete (a) or (b) and select (c) and/or (d), if applicable]:
(a)	☐	Compensation is defined as:

(b)	☑	“Compensation” (as defined in the Ingram Micro 401(k) Investment Savings Plan, determined without regard to the limitation in Section 401(a)(17) of the Code for such Plan Year, plus any amounts deferred by the Participant to the Plan for such Plan Year pursuant to Section 4.01 of the Adoption Agreement) earned by the Participant for a Plan Year.

(c)	☐	Compensation shall, for all Plan purposes, be limited to $ .

(d)	☐	Not Applicable.
3.02	BONUSES

Compensation, as defined in Section 3.01 of the Adoption Agreement, includes the following type of bonuses:

Will be treated as
Performance
Type	Based Compensation

	Yes ☐	No ☐
	☐	☐
	☐	☐
	☐	☐
	☐	☐
☑ Not Applicable.
December 2008

4.01	PARTICIPANT CONTRIBUTIONS

If Participant contributions are permitted, complete (a), (b), and (c). Otherwise complete (d).
(a)	Amount of Deferrals

A Participant may elect within the period specified in Section 4.01(b) of the Adoption Agreement to defer the following amounts of Compensation. For each type of Compensation listed, complete “dollar amount” and/or “percentage amount.”
(i)	Compensation Other than Bonuses [do not complete if you complete (iii)]

	Dollar Amount		% Amount
Type of Remuneration	Min	Max	Min	Max	Increment
(a)
(b)
(c)

ii) Bonuses [do not complete if you complete (iii)]

	Dollar Amount		% Amount
Type of Bonus	Min	Max	Min	Max	Increment
(a)
(b)
(c)

(iii) Compensation [do not complete if you completed (i) and (ii)]

Dollar Amount		% Amount
Min	Max	Min	Max	Increment
		0%	50%	1%
The maximum “percentage amount” of Compensation earned for a Plan Year that a Participant may elect to defer to the Plan pursuant to this Section 4.01(a)(iii) of the Adoption Agreement shall be reduced by the percentage that must be deferred by the Participant to the Ingram Micro 401(k) Investment Savings Plan in accordance with Section 2.01(a)(ii) of the Adoption Agreement for such Plan Year. Notwithstanding the foregoing, a Participant may, within the period specified in Section 4.01(b) of the Adoption Agreement, elect to make a “spillover election” as described below:
     (A) In the event a Participant makes a “spillover election” for a Plan Year, the “percentage amount” elected by the Participant under the Plan for such Plan Year (pursuant to this Section 4.01(a)(iii) above) shall be increased by the percentage that was deferred by the Participant to the Ingram Micro 401(k) Investment Savings Plan for such Plan Year pursuant to this Section 4.01(a)(iii) above, solely with respect to the Compensation earned for the period beginning on the date on which the Participant’s contributions to the Ingram Micro 401(k) Investment Savings Plan cease due to the limits imposed by Sections 402(g) or 401(a)(17) of the Code during such Plan Year and ending on the last day of such Plan Year. For the avoidance of doubt, in the event a Participant makes a “spillover election” for a Plan Year and earns an annual bonus during such Plan
December 2008

Year that is payable in the next following Plan Year, the “percentage amount” elected by the Participant for such Plan Year (without regard to the “spillover election”) shall apply to such bonus during the Plan Year in which it was earned.
     (B) In the event a Participant does not make a “spillover election” for a Plan Year, the “percentage amount” elected by the Participant under the Plan for such Plan Year (pursuant to this Section 4.01(a) above) shall remain unchanged with respect to the Compensation earned for the period beginning on the date on which the Participant’s contributions to the Ingram Micro 401(k) Investment Savings Plan cease due to the limits imposed by Sections 402(g) or 401(a)(17) of the Code during such Plan Year and ending on the last day of such Plan Year.
(b)	Election Period
(i)	Performance Based Compensation

A special election period

☐ Does ☑ Does Not

apply to the performance based compensation referenced in Section 3.02 of the Adoption Agreement:

The special election period, if applicable, will be determined by the Administrator.

(ii)	Newly Eligible Participants

An employee who is classified or designated as an Eligible Employee during a Plan Year

☑ May ☐ May Not

elect to defer Compensation earned during the remainder of the Plan Year by completing a deferral agreement within the 30 day period beginning on the date he is eligible to participate in the Plan.
(c)	Revocation of Deferral Agreement

Upon a hardship distribution of elective deferrals from a qualified cash or deferred arrangement maintained by the Employer, a Participant’s deferral agreement

☑ Will ☐ Will Not

be cancelled for the remainder of the Plan Year that includes the date of such withdrawal, and for the entire Plan Year next following the date of such withdrawal if the last day of the six month period immediately following such date of withdrawal occurs in such Plan Year (if applicable). If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.
December 2008

(d)	No Participant Contributions

☐ Participant contributions are not permitted under the Plan.
5.01	EMPLOYER CONTRIBUTIONS

If Employer contributions are permitted, complete (a) and/or (b). Otherwise complete (c).
(a)	Matching Contributions
(i)	Amount

For each Plan Year, the Employer shall make a Matching Contribution on behalf of each Participant who defers Compensation for the Plan Year and satisfies the requirements of Section 5.01(a)(ii) of the Adoption Agreement equal to [complete the ones that are applicable]:
(A)	☐	[insert percentage] of the Compensation the Participant has elected to defer for the Plan Year

(B)	☐	An amount determined by the Employer in its sole discretion

(C)	☐	Matching Contributions for each Participant shall be limited to $ and/or % of Compensation.

(D)	☑	Other:
See Attachment to Section 5.01(a)

(E)	☐	Not Applicable [Proceed to Section 5.01(b)]
(ii)	Eligibility for Matching Contribution

A Participant who defers Compensation for the Plan Year shall receive an allocation of Matching Contributions determined in accordance with Section 5.01(a)(i) provided he satisfies the following requirements [complete the ones that are applicable]:
(A)	☐	Describe requirements:

(B)	☐	Is selected by the Employer in its sole discretion to receive an allocation of Matching Contributions

(C)	☑	No requirements
December 2008

(iii)	Time of Allocation

Matching Contributions, if made, shall be treated as allocated [select one]:
(A)	☐	As of the last day of the Plan Year

(B)	☐	At such times as the Employer shall determine in it sole discretion

(C)	☑	At the time the Compensation on account of which the Matching Contribution is being made would otherwise have been paid to the Participant

(D)	☐	Other:

(b)	Other Contributions
(i)	Amount

The Employer shall make a contribution on behalf of each Participant who satisfies the requirements of Section 5.01(b)(ii) equal to [complete the ones that are applicable]:
(A)	☐	An amount equal to [insert number] % of the Participant’s Compensation

(B)	☐	An amount determined by the Employer in its sole discretion

(C)	☐	Contributions for each Participant shall be limited to $

(D)	☐	Other:

(E)	☑	Not Applicable [Proceed to Section 6.01]
December 2008

(ii)	Eligibility for Other Contributions

A Participant shall receive an allocation of other Employer contributions determined in accordance with Section 5.01(b)(i) for the Plan Year if he satisfies the following requirements [complete the one that is applicable]:
(A)	☐	Describe requirements:

(B)	☐	Is selected by the Employer in its sole discretion to receive an allocation of other Employer contributions

(C)	☐	No requirements
(iii)	Time of Allocation

Employer contributions, if made, shall be treated as allocated [select one]:
(A)	☐	As of the last day of the Plan Year

(B)	☐	At such time or times as the Employer shall determine in its sole discretion

(C)	☐	Other:

(c)	No Employer Contributions

☐ Employer contributions are not permitted under the Plan.
December 2008

6.01	DISTRIBUTIONS

The timing and form of payment of distributions made from the Participant’s vested Account shall be made in accordance with the elections made in this Section 6.01 of the Adoption Agreement except when Section 9.6 of the Plan requires a six month delay for certain distributions to Specified Employees of publicly traded companies.
(a)	Timing of Distributions
(i)	All distributions shall commence at the election of the participant in accordance with the following:
(A)	☐	As soon as administratively feasible following the distribution event

(B)	☑	The last business day of the month in which occurs the 60th day following Separation from Service

(C)	☑	The last business day of January beginning in the calendar year following Separation from Service

(D)	☐	Calendar quarter on specified month and day
(ii)	The timing of distributions as determined in Section 6.01(a)(i) shall be modified by the adoption of:
(A)	☐	Event Delay — Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for ___ days [insert number of days].

(B)	☐	Hold Until Next Year — Distribution events other than those based on Specified Date or Specified Age will be treated as not having occurred for twelve months from the date of the event if payment pursuant to Section 6.01(a)(i) will thereby occur in the next calendar year or on the first payment date in the next calendar year in all other cases.

(C)	☐	Immediate Processing — The timing method selected by the Plan Sponsor under Section 6.01(a)(i) shall be overridden for the following distribution events [insert events]:

(D)	☑	Not applicable.
December 2008

(b)	Distribution Events

If multiple events are selected, the earliest to occur will trigger payment. For installments, insert the range of available periods (e.g., 5-15) or insert the periods available (e.g., 5,7,9).

			Lump Sum	Installments
(i)	☐	Specified Date		years

(ii)	☐	Specified Age		years

(iii)	☑	Separation from Service	X	5, 10, 15 years

(iv)	☐	Separation from Service plus 6 months		years

(v)	☐	Separation from Service plus ___ months [not to exceed ___ months]		years

(vi)	☐	Retirement		years

(vii)	☐	Retirement plus 6 months		years

(viii)	☐	Retirement plus ___ months [not to exceed ___ months]		years

(ix)	☐	Later of Separation from Service or Specified Age		years

(x)	☐	Later of Separation from Service or Specified Date		years

(xi)	☑	Disability	X	5, 10, 15 years

(xii)	☑	Death	X	5, 10, 15 years

(xiii)	☐	Change in Control		years
The minimum deferral period for Specified Date or Specified Age event shall be N/A years.
Installments may be paid [select each that applies]
☐     Monthly
☑     Quarterly
☑     Annually
(c)	Specified Date and Specified Age elections may not extend beyond age Not Applicable [insert age or “Not Applicable” if no maximum age applies].
December 2008

(d)	Payment Election Override

Payment of the remaining vested balance of the Participant’s Account will automatically occur at the time specified in Section 6.01(a) of the Adoption Agreement in the form indicated upon the earliest to occur of the following events [check each event that applies and for each event include only a single form of payment]:

EVENTS	FORM OF PAYMENT
☐ Separation from Service	Lump sum	Installments
☐ Separation from Service before Retirement	Lump sum	Installments
☐ Death	Lump sum	Installments
☐ Disability	Lump sum	Installments
☑ Not Applicable
(e)	Involuntary Cashouts
☑	If the Participant’s vested Account at the time of his Separation from Service does not exceed $25,000 (insert dollar amount) distribution of the vested Account shall automatically be made in the form of a single lump sum in accordance with Section 9.5 of the Plan. Such distribution shall occur in accordance with Section 6.01(a)(i)(B) of the Plan.

If the Participant’s vested Account at the time of his Separation from Service exceeds $25,000 (insert dollar amount) and the Participant has not made an election under Section 6.01(b), then distribution of the vested Account shall automatically be made in the form of a single lump sum. Such distribution shall occur in accordance with Section 6.01(a)(i)(B) of the Plan.

☐	There are no involuntary cashouts.
(f)	Retirement
☑	Retirement shall be defined as a Separation from Service that occurs on or after the Participant has attained ‘Normal Retirement Age’ as defined in Section 1.37 of the Ingram Micro 401(k) Investment Savings Plan.

☐	No special definition of Retirement applies.
December 2008

(g)	Distribution Election Change

A Participant

☑ Shall ☐ Shall Not

be permitted to modify a payment option in accordance with Section 9.2 of the Plan.

A Participant shall generally be permitted to elect such modification an unlimited number of times.

Administratively, allowable distribution events will be modified to reflect all options necessary to fulfill the distribution change election provision.

(h)	Frequency of Elections

The Plan Sponsor

☑ Has ☐ Has Not

elected to permit annual elections of a time and form of payment for amounts deferred under the Plan.
7.01	VESTING
(a)	Matching Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Matching Contributions shall be based on the following schedule:

☑	Years of Service	Vesting %
	0	0% (insert ‘100’ if there is immediate vesting)
	1	20%
	2	40%
	3	60%
	4	80%
	5	100%
	6
	7
	8
	9

☐	Other:

☐	Class year vesting applies.

☐	Not applicable.
December 2008

(b)	Other Employer Contributions

The Participant’s vested interest in the amount credited to his Account attributable to Employer contributions other than Matching Contributions shall be based on the following schedule:

☐	Years of Service	Vesting %
	0	(insert ‘100’ if there is immediate vesting)
1
2
3
4
5
6
7
8
9

☐	Other:

☐	Class year vesting applies.

☑	Not applicable.
(c)	Acceleration of Vesting

A Participant’s vested interest in his Account will automatically be 100% upon the occurrence of the following events while still employed by the Employer: [select the ones that are applicable]:
(i)	☑	Death

(ii)	☑	Disability

(iii)	☐	Change in Control

(iv)	☑	Eligibility for Retirement

(v)	☐	Other: ________________________

________________________

(vi)	☐	Not applicable.
December 2008

(d)	Years of Service
(i)	A Participant’s Years of Service shall include all service performed for the Employer and

☑ Shall ☐ Shall Not

include service performed for the Related Employer.

(ii)	Years of Service shall also include service performed for the following entities:

(iii)	Years of Service shall be determined in accordance with (select one)
(A)	☐	The elapsed time method in Treas. Reg. Sec. 1.410(a)-7

(B)	☐	The general method in DOL Reg. Sec. 2530.200b-1 through b-4

(C)	☑	The Participant’s Years of Service credited under the Ingram Micro 401(k) Investment Savings Plan.

(D)	☐	Other: ___________________________

___________________________

___________________________
(iv)	☐	Not applicable.
7.02	FORFEITURES

If a Participant Separates from Service prior to the date that his Account is 100% vested in accordance with Section 7.01 of the Adoption Agreement, the Participant’s nonvested Account shall be forfeited upon such Separation from Service and shall not be reinstated in the event such Participant is rehired by the Employer.
December 2008

8.01	UNFORESEEABLE EMERGENCY
(a)	A withdrawal due to an Unforeseeable Emergency as defined in Section 2.24 of the Plan:

☑ Will ☐ Will Not [if Unforeseeable Emergency withdrawals are not permitted, proceed to Section 9.01]

be allowed.

(b)	Upon a withdrawal due to an Unforeseeable Emergency, a Participant’s deferral election for the remainder of the Plan Year: ☑ Will ☐ Will Not be cancelled. If cancellation occurs, the Participant may resume participation in accordance with Article 4 of the Plan.
9.01	INVESTMENT DECISIONS

Investment decisions regarding the hypothetical amounts credited to a Participant’s Account shall be made by [select one]:
(a)	☑	The Participant or his Beneficiary

(b)	☐	The Employer
10.01	GRANTOR TRUST

The Employer [select one]:

☐ Does ☑ Does Not

intend to establish a grantor trust in connection with the Plan.
10.02	PLAN EXPENSES

All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Employer for the administration, management or operation of the Plan may be deducted from the Accounts of the Participants as determined by the Administrator.

11.01	TERMINATION UPON CHANGE IN CONTROL

The Plan Sponsor

☑ Reserves ☐ Does Not Reserve

the right to terminate the Plan and distribute all vested amounts credited to Participant Accounts upon a Change in Control as described in Section 9.7.
December 2008

11.02	AUTOMATIC DISTRIBUTION UPON CHANGE IN CONTROL

Distribution of the remaining vested balance of each Participant’s Account

☐ Shall ☑ Shall Not

automatically be paid as a lump sum payment upon the occurrence of a Change in Control as provided in Section 9.7.

11.03	CHANGE IN CONTROL

A Change in Control for Plan purposes includes the following [select each definition that applies]:
(a)	☑	A change in the ownership of the Employer as described in Section 9.7(c) of the Plan.

(b)	☑	A change in the effective control of the Employer as described in Section 9.7(d) of the Plan.

(c)	☑	A change in the ownership of a substantial portion of the assets of the Employer as described in Section 9.7(e) of the Plan.

(d)	☐	Not Applicable.
12.01	GOVERNING STATE LAW

The laws of the State of Delaware shall apply in the administration of the Plan to the extent not preempted by ERISA.

12.02	SPECIAL DEFERRAL ARRANGEMENTS

The Administrator shall have the discretionary power to establish a nonqualified deferred compensation arrangement between the Participant and the Employer which shall be subject to the provisions of the Plan, including without limitation the requirements set forth in Section 13.11 of the Plan. The terms and conditions of any such nonqualified deferred compensation arrangement shall be set forth in an Exhibit attached to this Adoption Agreement.
December 2008

EXECUTION PAGE
The Plan Sponsor has caused this Adoption Agreement to be executed this                      day of           , 20           .

PLAN SPONSOR: Ingram Micro Inc.
By:
Title:

December 2008

APPENDIX A
SPECIAL EFFECTIVE DATES
Not Applicable
December 2008

Attachment to Section 5.01(a)
For each Plan Year, Matching Contributions will be credited to eligible Participants each pay period based on a formula equal to the excess of the amount determined in (a) below, less the amount determined in (b) below:
     (a) An amount equal to the lesser of (i) $0.50 for each $1.00 of the eligible Participant’s Compensation subject to deferral under the Plan for such pay period, and (ii) 2 1/2% of Compensation for such pay period.
     (b) The amount of Matching Contributions (as defined in the Ingram Micro 401(k) Investment Savings Plan) made on behalf of the Participant under the Ingram Micro 401(k) Investment Savings Plan for such pay period.
For purposes of calculating Matching Contributions under section 5.01 of the Adoption Agreement only, a Participant’s Compensation shall be the definition as set forth in Section 3.01(b) of the Adoption Agreement, but excluding the Annual Incentive Bonus, and the voluntary or involuntary cash-out payments made under the Employer’s Paid Time Off Policy.
December 2008

APPENDIX B
SUMMARY OF GRANDFATHERED PROVISIONS
Refer to Ingram Micro Inc. Supplemental Investment Savings Plan
Effective Date of December 31, 2008
All amounts deferred under the Ingram Micro Inc. Supplemental Investment Savings Plan (the “Plan”) as of December 31, 2004, with respect to which the Participant had a legally binding right to be paid and the Participant’s right to such amounts was earned and vested as of December 31, 2004 (“Grandfathered Deferrals”), shall continue to be subject to the provisions of the Plan in effect as of December 31, 2004 to the extent such provisions may be inconsistent with any subsequent amendments or restatements of the Plan. Without limiting the foregoing, Grandfathered Deferrals shall specifically be subject to the following provisions of the Plan as in effect as of December 31, 2004:
1.	Section 3.01 — Eligibility

2.	Section 2.12 — Disability

3.	Section 4.03 — Matching employer amounts

4.	Section 5.03 — Hardship distribution

5.	Section 5.05(a) — Amount and method of distribution of benefits

6.	Section 5.05(b) — Death while receiving benefits

7.	Section 5.06 — Payments after Participant death

8.	Section 9.01 — Amendment and termination

9.	Section 10.2 — No assignment or alienation of benefits
December 2008